Exhibit 99.1

FOR IMMEDIATE RELEASE

KEYCORP REPORTS FIRST QUARTER 2014

NET INCOME OF $232 MILLION, OR $.26 PER COMMON SHARE

Positive operating leverage from prior year

Strong risk management results with continued improvement in credit quality:

net loan charge-offs to average loans declined to .15%

Disciplined capital management with plans to continue returning peer-leading capital to shareholders

CLEVELAND, April 17, 2014 – KeyCorp (NYSE: KEY) today announced first quarter net income from continuing operations attributable to Key common shareholders of $232 million, or $.26 per common share, compared to $229 million, or $.26 per common share, for the fourth quarter of 2013, and $196 million, or $.21 per common share, for the first quarter of 2013.

“This was a solid quarter for Key, delivering on our commitments to generate positive operating leverage, maintain our strong risk management practices, and remain disciplined in the way we manage capital,” said Chairman and Chief Executive Officer Beth Mooney. “Revenue trends benefited from solid loan growth, driven by commercial, financial and agricultural loans, and the investments we made in our fee-based businesses. Our results also demonstrate our continued focus on improving productivity and efficiency, with expenses declining from the year-ago period and prior quarter. Our cash efficiency ratio was 65%, within our targeted range of 60% to 65%, and we remain committed to further improvement.”

“Credit quality trends and our provision for loan losses continued to reflect our strong risk management practices, with both nonperforming loans and net charge-offs declining,” added Mooney.

“Capital management also remains a priority for Key,” continued Mooney. “We expect to return a significant amount of our net income to shareholders over the next four quarters through the planned capital actions we announced last month at the conclusion of the CCAR review. Our plan included a share repurchase program of up to $542 million, and, subject to approval by our Board of Directors, an increase of the quarterly common share dividend to $.065 per share. We expect these actions will lead to an estimated payout ratio that is among the highest in our peer group for the second consecutive year.”

KeyCorp Reports First Quarter 2014 Profit
April 17, 2014

FIRST QUARTER 2014 FINANCIAL RESULTS, from continuing operations

Compared with First Quarter of 2013

•	Average loans up 4.0% (5.5% excluding impact of exit portfolios), driven by an 8.9% growth in commercial, financial and agricultural loans; period ending loans up 5.5%

•	Average deposits up 3.9% due to commercial mortgage servicing acquisition and growth in commercial and public deposits offsetting declines in certificates of deposits

•	Positive operating leverage as the decline in expense more than offset the decline in revenue

•	Net interest income (taxable-equivalent) down $20 million, primarily due to lower asset yields and loan fees

•	Noninterest income up $10 million, reflecting higher principal investing gains, growth in investment banking and debt placement fees, and benefits from investments in commercial mortgage servicing

•	Noninterest expense down $19 million, reflecting $5 million in lower efficiency-related charges, and the successful execution of our efficiency initiative

•	Asset quality improved, with net loan charge-offs to average loans declining from .38% to .15%

•	Disciplined capital management, with the announcement of new planned capital actions including a share repurchase program of up to $542 million, and, subject to approval by Key’s Board of Directors, an increase of the quarterly common share dividend to $.065 per share

Compared with Fourth Quarter of 2013

•	Average loans up 2.1%, driven by a 4.8% growth in commercial, financial and agricultural loans; period ending loans up 1.8%

•	Average deposits down 3.2% due to the expected reduction of escrow deposits in the commercial mortgage servicing business

•	Net interest income (taxable-equivalent) down $20 million due to lower asset yields as well as fewer days in the quarter

•	Noninterest income down $18 million, reflecting a decline in corporate-owned life insurance income and lower commercial mortgage special servicing fees

•	Noninterest expense down $50 million due to a decline of $12 million related to efficiency charges, and lower expenses for marketing, incentive compensation, and salaries

•	Asset quality remains strong, with a 12 basis point improvement in net loan charge-offs to average loans

•	Disciplined capital management, repurchasing $141 million of common shares during the first quarter of 2014 and maintaining a top tier capital position with Tier 1 common equity of 11.22%

Selected Financial Highlights

dollars in millions, except per share data				Change 1Q14 vs.
	1Q14	4Q13	1Q13	4Q13	1Q13
Income (loss) from continuing operations attributable to Key common shareholders	$232	$229	$196	1.3%	18.4%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.26	.26	.21	—	23.8
Return on average total assets from continuing operations	1.13%	1.08%	.99%	N/A	N/A
Tier 1 common equity (a)	11.22	11.22	11.40	N/A	N/A
Book value at period end	$11.43	$11.25	$10.89	1.6%	5.0%
Net interest margin (TE) from continuing operations	3.00%	3.01%	3.24%	N/A	N/A

(a)	The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Tier 1 common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

TE = Taxable Equivalent, N/A = Not Applicable

KeyCorp Reports First Quarter 2014 Profit
April 17, 2014

INCOME STATEMENT HIGHLIGHTS

Revenue

dollars in millions				Change 1Q14 vs.
	1Q14	4Q13	1Q13	4Q13	1Q13
Net interest income (TE)	$569	$589	$589	(3.4)%	(3.4)%
Noninterest income	435	453	425	(4.0)	2.4

Total revenue	$1,004	$1,042	$1,014	(3.6)%	(1.0)%

TE = Taxable Equivalent

Taxable-equivalent net interest income was $569 million for the first quarter of 2014, and the net interest margin was 3.00%. These results compare to taxable-equivalent net interest income of $589 million and a net interest margin of 3.24% for the first quarter of 2013. The decrease in net interest income and net interest margin is attributable to lower asset yields and loan fees, offsetting the impact of loan growth. The decreases were also partially offset by the maturity of higher-rate certificates of deposits and a more favorable mix of lower-cost deposits.

Compared to the fourth quarter of 2013, taxable-equivalent net interest income decreased by $20 million, and the net interest margin declined by one basis point. The decrease in net interest income was primarily due to lower asset yields as well as fewer days in the first quarter of 2014. The decrease was partially offset by increased loan growth and a lower cost of funds as higher-rate certificates of deposits matured.

Noninterest Income

dollars in millions				Change 1Q14 vs.
	1Q14	4Q13	1Q13	4Q13	1Q13
Trust and investment services income	$98	$98	$95	—	3.2%
Investment banking and debt placement fees	84	84	79	—	6.3
Service charges on deposit accounts	63	68	69	(7.4)%	(8.7)
Operating lease income and other leasing gains	29	26	25	11.5	16.0
Corporate services income	42	40	45	5.0	(6.7)
Cards and payments income	38	40	37	(5.0)	2.7
Corporate-owned life insurance income	26	33	30	(21.2)	(13.3)
Consumer mortgage income	2	3	7	(33.3)	(71.4)
Mortgage servicing fees	15	22	8	(31.8)	87.5
Net gains (losses) from principal investing	24	20	8	20.0	200.0
Other income	14	19	22	(26.3)	(36.4)

Total noninterest income	$435	$453	$425	(4.0)%	2.4%

Key’s noninterest income was $435 million for the first quarter of 2014, compared to $425 million for the year-ago quarter. Key continued to see benefits from recent investments, with mortgage servicing fees increasing $7 million and card and payments income increasing $1 million. Reflecting the benefits of Key’s focus on targeted industries, investment banking and debt placement fees increased $5 million from the prior year. In addition, net gains from principal investing increased $16 million. These increases were partially offset by decreases of $8 million in other income mostly related to lower fixed income sales and trading income, a decline in service charges on deposit accounts of $6 million due to lower non-sufficient funds and overdraft charges, and a $5 million decrease in consumer mortgage income.

Compared to the fourth quarter of 2013, noninterest income decreased by $18 million. Mortgage servicing fees decreased $7 million as the fourth quarter of 2013 had higher commercial mortgage special servicing fees, and service charges on deposit accounts decreased $5 million due to lower non-sufficient funds and overdraft charges. Corporate-owned life insurance income also declined $7 million due to seasonality of annual dividend payments in the fourth quarter.

KeyCorp Reports First Quarter 2014 Profit
April 17, 2014

Noninterest Expense

dollars in millions				Change 1Q14 vs.
	1Q14	4Q13	1Q13	4Q13	1Q13
Personnel expense	$388	$398	$391	(2.5)%	(.8)%
Nonpersonnel expense	274	314	290	(12.7)	(5.5)

Total noninterest expense	$662	$712	$681	(7.0)%	(2.8)%

Key’s noninterest expense was $662 million for the first quarter of 2014, compared to $681 million for the same period last year. Excluding efficiency charges of $10 million in the first quarter of 2014 and $15 million in the first quarter of 2013, noninterest expense was down $14 million from the prior year. The provision (credit) for losses on lending-related commitments decreased $5 million, which was a credit of $2 million in the current quarter compared to an expense of $3 million the prior year. Additionally, there were declines in various other miscellaneous expenses.

Compared to the fourth quarter of 2013, noninterest expense decreased by $50 million. The reduction in expenses reflected $12 million in lower efficiency-related charges. Marketing decreased $13 million from the prior quarter. Personnel expense decreased $10 million due to lower incentive compensation and salary expense. In addition, other expense decreased $12 million from the prior quarter.

BALANCE SHEET HIGHLIGHTS

As of March 31, 2014, Key had total assets of $90.8 billion compared to $92.9 billion at December 31, 2013, and $89.2 billion at March 31, 2013.

Average Loans

dollars in millions				Change 3-31-14 vs.
	3-31-14	12-31-13	3-31-13	12-31-13	3-31-13
Commercial, financial and agricultural (a)	$25,390	$24,218	$23,317	4.8%	8.9%
Other commercial loans	13,337	13,266	13,493	.5	(1.2)
Total home equity loans	10,630	10,653	10,200	(.2)	4.2
Other consumer loans	5,389	5,471	5,616	(1.5)	(4.0)

Total loans	$54,746	$53,608	$52,626	2.1%	4.0%

(a)	Commercial, financial and agricultural average balances for the three months ended March 31, 2014, December 31, 2013, and March 31, 2013, include $94 million, $97 million, and $91 million of assets from commercial credit cards, respectively.

Average loans were $54.7 billion for the first quarter of 2014, an increase of $2.1 billion compared to the first quarter of 2013. The loan growth occurred primarily in the commercial, financial and agricultural portfolio, and was broad-based across Key’s commercial lines of business. Consumer loans increased $203 million, as the $430 million increase in home equity loans was partially offset by the $227 million decrease in other consumer loans. The growth in home equity loans was balanced across Key’s geographic footprint.

Compared to the fourth quarter of 2013, average loans increased by $1.1 billion. Commercial, financial and agricultural loans increased $1.2 billion. Consumer loans declined $105 million, with $82 million of the decrease related to exit portfolios.

KeyCorp Reports First Quarter 2014 Profit
April 17, 2014

Average Deposits

dollars in millions				Change 3-31-14 vs.
	3-31-14	12-31-13	3-31-13	12-31-13	3-31-13
Non-time deposits (a)	$59,197	$61,394	$55,819	(3.6)%	6.1%
Certificates of deposits ($100,000 or more)	2,758	2,649	2,911	4.1	(5.3)
Other time deposits	3,679	3,736	4,451	(1.5)	(17.3)

Total deposits	$65,634	$67,779	$63,181	(3.2)%	3.9%

Cost of total deposits (a)	.20%	.20%	.29%	N/A	N/A

(a)	Excludes deposits in foreign office.

N/A = Not Applicable

Average deposits, excluding deposits in foreign office, totaled $65.6 billion for the first quarter of 2014, an increase of $2.5 billion compared to the year-ago quarter. Demand deposits increased by $1.3 billion and NOW and money market deposit accounts increased $2.1 billion, mostly due to growth related to commercial and public sector client inflows as well as increases related to the commercial mortgage servicing acquisition. This growth was partially offset by run-off in certificates of deposit.

Compared to the fourth quarter of 2013, average deposits, excluding deposits in foreign office, decreased by $2.1 billion. Demand deposits were down $2.4 billion, driven by the expected reduction of escrow deposits in the commercial mortgage servicing business as well as seasonal outflows related to other commercial clients. This decrease was partially offset by increases in NOW and money market deposit accounts.

ASSET QUALITY

dollars in millions				Change 1Q14 vs.
	1Q14	4Q13	1Q13	4Q13	1Q13
Net loan charge-offs	$20	$37	$49	(45.9)%	(59.2)%
Net loan charge-offs to average total loans	.15%	.27%	.38%	N/A	N/A
Nonperforming loans at period end (a)	$449	$508	$650	(11.6)	(30.9)
Nonperforming assets at period end	469	531	705	(11.7)	(33.5)
Allowance for loan and lease losses	834	848	893	(1.7)	(6.6)
Allowance for loan and lease losses to nonperforming loans	185.7%	166.9%	137.4%	N/A	N/A
Provision (credit) for loan and lease losses	$6	$19	$55	(68.4)%	(89.1)%

(a)	March 31, 2014, December 31, 2013, and March 31, 2013, loan balances exclude $16 million, $16 million, and $22 million of purchased credit impaired loans, respectively.

N/A = Not Applicable

Key’s provision for loan and lease losses was $6 million for the first quarter of 2014, compared to $19 million for the fourth quarter of 2013 and $55 million for the year-ago quarter. Key’s allowance for loan and lease losses was $834 million, or 1.50%, of total period-end loans at March 31, 2014, compared to 1.56% at December 31, 2013, and 1.70% at March 31, 2013.

Net loan charge-offs for the first quarter of 2014 totaled $20 million, or .15%, of average total loans. These results compare to $37 million, or .27%, for the fourth quarter of 2013, and $49 million, or .38%, for the same period last year.

At March 31, 2014, Key’s nonperforming loans totaled $449 million and represented .81% of period-end portfolio loans, compared to ..93% at December 31, 2013, and 1.24% at March 31, 2013. Nonperforming assets at March 31, 2014, totaled $469 million and represented .85% of period-end portfolio loans and OREO and other nonperforming assets, compared to .97% at December 31, 2013, and 1.34% at March 31, 2013.

KeyCorp Reports First Quarter 2014 Profit
April 17, 2014

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at March 31, 2014.

Capital Ratios

	3-31-14	12-31-13	3-31-13
Tier 1 common equity (a), (b)	11.22%	11.22%	11.40%
Tier 1 risk-based capital (a)	11.96	11.96	12.19
Total risk based capital (a)	14.17	14.33	15.02
Tangible common equity to tangible assets (b)	10.14	9.80	10.24
Leverage (a)	11.32	11.11	11.36

(a)	3-31-14 ratio is estimated.

(b)	The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity” and “Tier 1 common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

As shown in the preceding table, at March 31, 2014, Key’s estimated Tier 1 common equity and Tier 1 risk-based capital ratios stood at 11.22% and 11.96%, respectively. In addition, the tangible common equity ratio was 10.14% at March 31, 2014.

In October 2013, federal banking regulators published the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”). While the Regulatory Capital Rules became effective January 1, 2014, the mandatory compliance date for Key as a “standardized approach” banking organization begins on January 1, 2015, subject to transitional provisions extending to January 1, 2019. Key’s estimated Common Equity Tier 1 as calculated under the Regulatory Capital Rules was 10.67% at March 31, 2014. This estimate exceeds the fully phased-in required minimum Common Equity Tier 1 and Capital Conservation Buffer of 7.00%.

Summary of Changes in Common Shares Outstanding

in thousands				Change 1Q14 vs.
	1Q14	4Q13	1Q13	4Q13	1Q13
Shares outstanding at beginning of period	890,724	897,821	925,769	(.8)%	(3.8)%
Common shares repurchased	(9,845)	(7,659)	(6,790)	28.5	45.0
Shares reissued (returned) under employee benefit plans	3,990	562	3,602	610.0	10.8

Shares outstanding at end of period	884,869	890,724	922,581	(.7)%	(4.1)%

Key completed its 2013 CCAR capital plan, including common share repurchases of $141 million, in the first quarter of 2014. Key’s 2014 CCAR capital plan includes common share repurchases of up to $542 million, which are expected to be executed through the first quarter of 2015.

KeyCorp Reports First Quarter 2014 Profit
April 17, 2014

LINE OF BUSINESS RESULTS

The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

Major Business Segments

dollars in millions				Change 1Q14 vs.
	1Q14	4Q13	1Q13	4Q13	1Q13
Revenue from continuing operations (TE)
Key Community Bank	$541	$561	$575	(3.6)%	(5.9)%
Key Corporate Bank	391	411	383	(4.9)	2.1
Other Segments	70	73	54	(4.1)	29.6

Total segments	1,002	1,045	1,012	(4.1)	(1.0)
Reconciling Items	2	(3)	2	N/M	—

Total	$1,004	$1,042	$1,014	(3.6)%	(1.0)%

Income (loss) from continuing operations attributable to Key
Key Community Bank	$63	$43	$47	46.5%	34.0%
Key Corporate Bank	122	133	113	(8.3)	8.0
Other Segments	53	61	43	(13.1)	23.3

Total segments	238	237	203	.4	17.2
Reconciling Items	—	(2)	(2)	N/M	N/M

Total	$238	$235	$201	1.3%	18.4%

TE = Taxable equivalent, N/M = Not Meaningful

Key Community Bank

dollars in millions				Change 1Q14 vs.
	1Q14	4Q13	1Q13	4Q13	1Q13
Summary of operations
Net interest income (TE)	$363	$377	$387	(3.7)%	(6.2)%
Noninterest income	178	184	188	(3.3)	(5.3)

Total revenue (TE)	541	561	575	(3.6)	(5.9)
Provision (credit) for loan and lease losses	9	32	59	(71.9)	(84.7)
Noninterest expense	432	460	441	(6.1)	(2.0)

Income (loss) before income taxes (TE)	100	69	75	44.9	33.3
Allocated income taxes (benefit) and TE adjustments	37	26	28	42.3	32.1

Net income (loss) attributable to Key	$63	$43	$47	46.5%	34.0%

Average balances
Loans and leases	$29,793	$29,596	$28,977	.7%	2.8%
Total assets	31,943	31,785	31,474	.5	1.5
Deposits	49,824	50,409	49,349	(1.2)	1.0
Assets under management at period end	$26,549	$26,664	$25,101	(.4)%	5.8%

TE = Taxable Equivalent

KeyCorp Reports First Quarter 2014 Profit
April 17, 2014

Additional Key Community Bank Data

dollars in millions				Change 1Q14 vs.
	1Q14	4Q13	1Q13	4Q13	1Q13
Noninterest income
Trust and investment services income	$67	$66	$65	1.5%	3.1%
Service charges on deposit accounts	52	58	58	(10.3)	(10.3)
Cards and payments income	35	37	33	(5.4)	6.1
Other noninterest income	24	23	32	4.3	(25.0)

Total noninterest income	$178	$184	$188	(3.3)%	(5.3)%

Average deposit balances
NOW and money market deposit accounts	$27,428	$27,438	$26,109	—	5.1%
Savings deposits	2,465	2,472	2,463	(.3)%	.1
Certificates of deposit ($100,000 or more)	2,163	2,124	2,498	1.8	(13.4)
Other time deposits	3,673	3,731	4,445	(1.6)	(17.4)
Deposits in foreign office	309	285	270	8.4	14.4
Noninterest-bearing deposits	13,786	14,359	13,564	(4.0)	1.6

Total deposits	$49,824	$50,409	$49,349	(1.2)%	1.0%

Home equity loans
Average balance	$10,305	$10,310	$9,787
Weighted-average loan-to-value ratio (at date of origination)	71%	71%	70%
Percent first lien positions	58	58	55
Other data
Branches	1,027	1,028	1,084
Automated teller machines	1,330	1,335	1,482

Key Community Bank Summary of Operations

•	Average loan balances up 2.8% from prior year

•	Average core deposits up 3.7% from prior year

•	Net income attributable to Key Community Bank up 34% from the prior year

Key Community Bank recorded net income attributable to Key of $63 million for the first quarter of 2014, compared to net income attributable to Key of $47 million for the year-ago quarter.

Taxable-equivalent net interest income decreased by $24 million, or 6.2%, from the first quarter of 2013. Average loans and leases grew 2.8% while average deposits increased 1% from one year ago. However, these volume-related increases were offset by declines in the deposit spread as a result of the continued low-rate environment.

Noninterest income declined by $10 million, or 5.3%, from the year-ago quarter. Consumer mortgage income decreased $5 million, and service charges on deposit accounts declined $6 million due to lower non-sufficient funds and overdraft charges. These decreases were partially offset by increases in cards and payments income and trust and investment services income of $2 million each.

The provision for loan and lease losses decreased by $50 million, or 84.7%, from the first quarter of 2013. Net loan charge-offs decreased $19 million from the same period one year ago.

Noninterest expense declined by $9 million, or 2%, from the year-ago quarter as a result of Key’s efficiency initiative. Personnel expense decreased $18 million primarily due to declines in salaries, incentive compensation, and employee benefits. This decrease was partially offset by a $9 million increase in nonpersonnel expense primarily due to increases in the provision for losses on lending-related commitments, miscellaneous expense, and other support costs.

KeyCorp Reports First Quarter 2014 Profit
April 17, 2014

Key Corporate Bank

dollars in millions				Change 1Q14 vs.
	1Q14	4Q13	1Q13	4Q13	1Q13
Summary of operations
Net interest income (TE)	$194	$199	$195	(2.5)%	(.5)%
Noninterest income	197	212	188	(7.1)	4.8

Total revenue (TE)	391	411	383	(4.9)	2.1
Provision (credit) for loan and lease losses	(1)	(10)	2	N/M	N/M
Noninterest expense	199	216	203	(7.9)	(2.0)

Income (loss) before income taxes (TE)	193	205	178	(5.9)	8.4
Allocated income taxes and TE adjustments	71	72	65	(1.4)	9.2

Net income (loss) attributable to Key	$122	$133	$113	(8.3)%	8.0%

Average balances
Loans and leases	$21,445	$20,336	$19,466	5.5%	10.2%
Loans held for sale	429	668	409	(35.8)	4.9
Total assets	25,363	24,344	23,181	4.2	9.4
Deposits	15,800	17,370	13,966	(9.0)	13.1
Assets under management at period end	$12,344	$10,241	$10,613	20.5%	16.3%

TE = Taxable Equivalent, N/M = Not Meaningful

Additional Key Corporate Bank Data

dollars in millions				Change 1Q14 vs.
	1Q14	4Q13	1Q13	4Q13	1Q13
Noninterest income
Trust and investment services income	$31	$32	$30	(3.1)%	3.3%
Investment banking and debt placement fees	84	84	79	—	6.3
Operating lease income and other leasing gains	21	20	15	5.0	40.0
Corporate services income	28	29	29	(3.4)	(3.4)
Service charges on deposit accounts	11	10	11	10.0	—
Cards and payments income	3	3	4	—	(25.0)

Payments and services income	42	42	44	—	(4.5)
Mortgage servicing fees	15	22	8	(31.8)	87.5
Other noninterest income	4	12	12	(66.7)	(66.7)

Total noninterest income	$197	$212	$188	(7.1)%	4.8%

N/M = Not Meaningful

Key Corporate Bank Summary of Operations

•	Average loan balances up 10.2% from the prior year

•	Average deposits up 13.1% from the prior year

•	Total revenue increased 2.1% from prior year

•	Investment banking and debt placement fees increased 6.3% from the prior year

Key Corporate Bank recorded net income attributable to Key of $122 million for the first quarter of 2014, compared to $113 million for the same period one year ago.

Taxable-equivalent net interest income decreased by $1 million, or .5%, compared to the first quarter of 2013. Average earning assets increased $2.3 billion, or 11.1%, from the year-ago quarter, primarily driven by loan growth in commercial, financial and agricultural and real estate commercial mortgage. This growth was broad-based across the Corporate Bank lines of business. The increase in earning assets was offset by declines from loan spread compression. Average deposit balances increased $1.8 billion, or 13.1%, from the year-ago quarter, driven by increases in Public Sector as well as increases related to the commercial mortgage servicing acquisition. This increase in deposit balances was more than offset by declines in the deposit spread as a result of the continued low-rate environment.

KeyCorp Reports First Quarter 2014 Profit
April 17, 2014

Noninterest income increased by $9 million, or 4.8%, from the first quarter of 2013. This increase was driven by higher mortgage servicing fees of $7 million, operating lease income and other leasing gains of $6 million, and investment banking and debt placement fees of $5 million from the year-ago quarter. Offsetting these increases was an $8 million decrease in other income primarily due to declines in fixed income sales and trading.

The provision for loan and lease losses decreased $3 million compared to the first quarter of 2013. Net loan charge-offs decreased $13 million from the same period one year ago primarily due to a sizable recovery.

Noninterest expense decreased by $4 million, or 2%, from the first quarter of 2013. A lower provision for losses on lending-related commitments and reduced miscellaneous expenses offset increases in personnel expense.

Other Segments

Other Segments consist of Corporate Treasury, Community Development, Key’s Principal Investing unit, and various exit portfolios. Other Segments generated net income attributable to Key of $53 million for the first quarter of 2014, compared to net income attributable to Key of $43 million for the same period last year. These results were primarily attributable to an increase in net gains (losses) from principal investing of $16 million.

*****

KeyCorp was organized more than 160 years ago and is headquartered in Cleveland, Ohio. One of the nation’s largest bank-based financial services companies, Key had assets of approximately $90.8 billion at March 31, 2014.

Key provides deposit, lending, cash management and investment services to individuals and small and mid-sized businesses in 12 states under the name KeyBank National Association. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports First Quarter 2014 Profit
April 17, 2014

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	Jack Sparks
216.689.0520	720.904.4554
Vernon_Patterson@KeyBank.com	Jack_Sparks@KeyBank.com
Twitter: @keybank_news

Kelly L. Dillon
216.689.3133
Kelly_L_Dillon@KeyBank.com

Matt Gardner
216.689.8334
Matt_Gardner@KeyBank.com

INVESTOR	KEY MEDIA
RELATIONS: www.key.com/ir	NEWSROOM: www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Key’s financial condition, results of operations, and profitability. Forward-looking statements can be identified by words such as “outlook,” “goal,” “objective,” “plan,” “expect,” “anticipate,” “intend,” “project,” “believe,” or “estimate.” Forward-looking statements represent management’s current expectations and forecasts regarding future events. If underlying assumptions prove to be inaccurate or unknown risks or uncertainties arise, actual results could vary materially from these projections or expectations. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2013, which has been filed with the Securities and Exchange Commission and is available on Key’s website (www.key.com/ir) and on the Securities and Exchange Commission’s website (www.sec.gov). These factors may include, among others: deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, changes in local, regional and international business, economic or political conditions, and the extensive and increasing regulation of the U.S. financial services industry. Forward looking statements speak only as of the date they are made and Key does not undertake any obligation to update the forward-looking statements to reflect new information or future events.

Notes to Editors:

A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on Thursday, April 17, 2014. An audio replay of the call will be available through April 24, 2014.

For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports First Quarter 2014 Profit
April 17, 2014

KeyCorp

First Quarter 2014

Financial Supplement

Page
13	Financial Highlights
15	GAAP to Non-GAAP Reconciliation
17	Consolidated Balance Sheets
18	Consolidated Statements of Income
19	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
20	Noninterest Expense
20	Personnel Expense
21	Loan Composition
21	Loans Held for Sale Composition
21	Summary of Changes in Loans Held for Sale
22	Exit Loan Portfolio From Continuing Operations
22	Asset Quality Statistics From Continuing Operations
23	Summary of Loan and Lease Loss Experience From Continuing Operations
24	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
25	Summary of Changes in Nonperforming Loans From Continuing Operations
25	Summary of Changes in Nonperforming Loans Held for Sale From Continuing Operations
25	Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations
26	Line of Business Results

KeyCorp Reports First Quarter 2014 Profit
April 17, 2014

Financial Highlights

(dollars in millions, except per share amounts)

	Three months ended
	3-31-14	12-31-13	3-31-13
Summary of operations
Net interest income (TE)	$569	$589	$589
Noninterest income	435	453	425

Total revenue (TE)	1,004	1,042	1,014
Provision (credit) for loan and lease losses	6	19	55
Noninterest expense	662	712	681
Income (loss) from continuing operations attributable to Key	238	235	201
Income (loss) from discontinued operations, net of taxes (a)	4	(5)	3
Net income (loss) attributable to Key	242	230	204
Income (loss) from continuing operations attributable to Key common shareholders	$232	$229	$196
Income (loss) from discontinued operations, net of taxes (a)	4	(5)	3
Net income (loss) attributable to Key common shareholders	236	224	199
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.26	$.26	$.21
Income (loss) from discontinued operations, net of taxes (a)	—	(.01)	—
Net income (loss) attributable to Key common shareholders (b)	.27	.25	.22
Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.26	.26	.21
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	—	(.01)	—
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	.26	.25	.21
Cash dividends paid	.055	.055	.05
Book value at period end	11.43	11.25	10.89
Tangible book value at period end	10.28	10.11	9.78
Market price at period end	14.24	13.42	9.96
Performance ratios
From continuing operations:
Return on average total assets	1.13%	1.08%	.99%
Return on average common equity	9.33	9.10	7.96
Return on average tangible common equity (c)	10.38	10.13	8.87
Net interest margin (TE)	3.00	3.01	3.24
Cash efficiency ratio (c)	64.9	67.4	66.0
From consolidated operations:
Return on average total assets	1.09%	1.00%	.94%
Return on average common equity	9.50	8.90	8.08
Return on average tangible common equity (c)	10.56	9.91	9.01
Net interest margin (TE)	2.95	2.91	3.16
Loan to deposit (d)	87.5	83.8	86.9
Capital ratios at period end
Key shareholders’ equity to assets	11.46%	11.09%	11.59%
Key common shareholders’ equity to assets	11.14	10.78	11.27
Tangible common equity to tangible assets (c)	10.14	9.80	10.24
Tier 1 common equity (c), (e)	11.22	11.22	11.40
Tier 1 risk-based capital (e)	11.96	11.96	12.19
Total risk-based capital (e)	14.17	14.33	15.02
Leverage (e)	11.32	11.11	11.36

KeyCorp Reports First Quarter 2014 Profit
April 17, 2014

Financial Highlights (continued)

(dollars in millions)

	Three months ended
	3-31-14	12-31-13	3-31-13
Asset quality — from continuing operations
Net loan charge-offs	$20	$37	$49
Net loan charge-offs to average total loans	.15%	.27%	.38%
Allowance for loan and lease losses	$834	$848	$893
Allowance for credit losses	869	885	925
Allowance for loan and lease losses to period-end loans	1.50%	1.56%	1.70%
Allowance for credit losses to period-end loans	1.57	1.63	1.76
Allowance for loan and lease losses to nonperforming loans	185.7	166.9	137.4
Allowance for credit losses to nonperforming loans	193.5	174.2	142.3
Nonperforming loans at period end (f)	$449	$508	$650
Nonperforming assets at period end	469	531	705
Nonperforming loans to period-end portfolio loans	.81%	.93%	1.24%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.85	.97	1.34
Trust and brokerage assets — from continuing operations
Assets under management	$38,893	$36,905	$35,714
Nonmanaged and brokerage assets	47,396	47,418	37,115
Other data
Average full-time equivalent employees	14,055	14,197	15,396
Branches	1,027	1,028	1,084
Taxable-equivalent adjustment	$6	$6	$6

(a)	In April 2009, management decided to wind down the operations of Austin Capital Management, Ltd., a subsidiary that specialized in managing hedge fund investments for institutional customers. In September 2009, management decided to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank National Association. In February 2013, Key decided to sell its investment subsidiary, Victory Capital Management, and its broker-dealer affiliate, Victory Capital Advisors, to a private equity fund. As a result of these decisions, Key has accounted for these businesses as discontinued operations.
(b)	Earnings per share may not foot due to rounding.
(c)	The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity,” “Tier 1 common equity,” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(d)	Represents period-end consolidated total loans and loans held for sale (excluding education loans in the securitization trusts) divided by period-end consolidated total deposits (excluding deposits in foreign office).
(e)	3-31-14 ratio is estimated.
(f)	March 31, 2014, December 31, 2013, and March 31, 2013, loan balances exclude $16 million, $16 million, and $22 million of purchased credit impaired loans, respectively.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports First Quarter 2014 Profit
April 17, 2014

GAAP to Non-GAAP Reconciliations

(dollars in millions)

The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on tangible common equity,” “Tier 1 common equity,” “pre-provision net revenue,” and “cash efficiency ratio.”

The tangible common equity ratio and the return on tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock. Traditionally, the banking regulators have assessed bank and bank holding company capital adequacy based on both the amount and the composition of capital, the calculation of which is prescribed in federal banking regulations. Since the commencement of the Comprehensive Capital Analysis and Review process in early 2009, the Federal Reserve has focused its assessment of capital adequacy on a component of Tier 1 risk-based capital known as Tier 1 common equity, a non-GAAP financial measure. Because the Federal Reserve has long indicated that voting common shareholders’ equity (essentially Tier 1 risk-based capital less preferred stock, qualifying capital securities, and noncontrolling interests in subsidiaries) generally should be the dominant element in Tier 1 risk-based capital, this focus on Tier 1 common equity is consistent with existing capital adequacy categories.

Tier 1 common equity is neither formally defined by GAAP nor prescribed in amount by federal banking regulations; this measure is considered to be a non-GAAP financial measure. Since analysts and banking regulators may assess Key’s capital adequacy using tangible common equity and Tier 1 common equity, management believes it is useful to enable investors to assess Key’s capital adequacy on these same bases. The table also reconciles the GAAP performance measures to the corresponding non-GAAP measures.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for loan and lease losses makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provides greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended
	3-31-14	12-31-13	3-31-13
Tangible common equity to tangible assets at period end
Key shareholders’ equity (GAAP)	$10,403	$10,303	$10,340
Less: Intangible assets (a)	1,012	1,014	1,024
Preferred Stock, Series A (b)	282	282	291

Tangible common equity (non-GAAP)	$9,109	$9,007	$9,025

Total assets (GAAP)	$90,802	$92,934	$89,198
Less: Intangible assets (a)	1,012	1,014	1,024

Tangible assets (non-GAAP)	$89,790	$91,920	$88,174

Tangible common equity to tangible assets ratio (non-GAAP)	10.14%	9.80%	10.24%
Tier 1 common equity at period end
Key shareholders’ equity (GAAP)	$10,403	$10,303	$10,340
Qualifying capital securities	339	339	339
Less: Goodwill	979	979	979
Accumulated other comprehensive income (loss) (c)	(367)	(394)	(204)
Other assets (d)	86	89	106

Total Tier 1 capital (regulatory)	10,044	9,968	9,798
Less: Qualifying capital securities	339	339	339
Preferred Stock, Series A (b)	282	282	291

Total Tier 1 common equity (non-GAAP)	$9,423	$9,347	$9,168

Net risk-weighted assets (regulatory) (e)	$83,951	$83,328	$80,400
Tier 1 common equity ratio (non-GAAP) (e)	11.22%	11.22%	11.40%
Pre-provision net revenue
Net interest income (GAAP)	$563	$583	$583
Plus: Taxable-equivalent adjustment	6	6	6
Noninterest income (GAAP)	435	453	425
Less: Noninterest expense (GAAP)	662	712	681

Pre-provision net revenue from continuing operations (non-GAAP)	$342	$330	$333

KeyCorp Reports First Quarter 2014 Profit
April 17, 2014

GAAP to Non-GAAP Reconciliations (continued)

(dollars in millions)

	Three months ended
	3-31-14	12-31-13	3-31-13
Average tangible common equity
Average Key shareholders’ equity (GAAP)	$10,371	$10,272	$10,279
Less: Intangible assets (average) (f)	1,013	1,016	1,027
Preferred Stock, Series A (average)	291	291	291

Average tangible common equity (non-GAAP)	$9,067	$8,965	$8,961

Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$232	$229	$196
Average tangible common equity (non-GAAP)	9,067	8,965	8,961
Return on average tangible common equity from continuing operations (non-GAAP)	10.38%	10.13%	8.87%
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$236	$224	$199
Average tangible common equity (non-GAAP)	9,067	8,965	8,961
Return on average tangible common equity consolidated (non-GAAP)	10.56%	9.91%	9.01%
Cash efficiency ratio
Noninterest expense (GAAP)	$662	$712	$681
Less: Intangible asset amortization (GAAP)	10	10	12

Adjusted noninterest expense (non-GAAP)	$652	$702	$669

Net interest income (GAAP)	$563	$583	$583
Plus: Taxable-equivalent adjustment	6	6	6
Noninterest income (GAAP)	435	453	425

Total taxable-equivalent revenue (non-GAAP)	$1,004	$1,042	$1,014

Cash efficiency ratio (non-GAAP)	64.9%	67.4%	66.0%

	Three months ended
	3-31-14	12-31-13
Common Equity Tier 1 under the Regulatory Capital Rules (estimates)
Tier 1 common equity under current regulatory rules	$9,423	$9,347
Adjustments from current regulatory rules to the Regulatory Capital Rules:
Deferred tax assets and other (g)	(113)	(129)

Common Equity Tier 1 anticipated under the Regulatory Capital Rules (h)	$9,310	$9,218

Net risk-weighted assets under current regulatory rules	$83,951	$83,328
Adjustments from current regulatory rules to the Regulatory Capital Rules:
Loan commitments less than one year	1,029	784
Past due loans	164	164
Mortgage servicing assets (i)	497	497
Deferred tax assets (i)	163	182
Other	1,431	1,413

Total risk-weighted assets anticipated under the Regulatory Capital Rules	$87,235	$86,368

Common Equity Tier 1 ratio under the Regulatory Capital Rules (h)	10.67%	10.67%

(a)	Three months ended March 31, 2014, December 31, 2013, and March 31, 2013, exclude $84 million, $92 million, and $114 million of period-end purchased credit card receivable intangible assets, respectively.
(b)	Net of capital surplus for the three months ended March 31, 2014, and December 31, 2013.
(c)	Includes net unrealized gains or losses on securities available for sale (except for net unrealized losses on marketable equity securities), net gains or losses on cash flow hedges, and amounts resulting from the application of the applicable accounting guidance for defined benefit and other postretirement plans.
(d)	Other assets deducted from Tier 1 capital and net risk-weighted assets consist of disallowed intangible assets (excluding goodwill) and deductible portions of nonfinancial equity investments. There were no disallowed deferred tax assets at March 31, 2014, December 31, 2013, and March 31, 2013.
(e)	3-31-14 amount is estimated.
(f)	Three months ended March 31, 2014, December 31, 2013, and March 31, 2013, exclude $89 million, $96 million, and $118 million of average purchased credit card receivable intangible assets, respectively.
(g)	Includes the deferred tax asset subject to future taxable income for realization, primarily tax credit carryforwards, as well as the deductible potion of purchased credit card receivables.
(h)	The anticipated amount of regulatory capital and risk-weighted assets is based upon the federal banking agencies’ Regulatory Capital Rules (as fully phased-in on January 1, 2019); Key is subject to the Regulatory Capital Rules under the “standardized approach.”
(i)	Item is included in the 10%/15% exceptions bucket calculation and is risk-weighted at 250%.

GAAP = U.S. generally accepted accounting principles

KeyCorp Reports First Quarter 2014 Profit
April 17, 2014

Consolidated Balance Sheets

(dollars in millions)

	3-31-14	12-31-13	3-31-13
Assets
Loans	$55,445	$54,457	$52,574
Loans held for sale	401	611	434
Securities available for sale	12,359	12,346	13,496
Held-to-maturity securities	4,826	4,756	3,721
Trading account assets	840	738	701
Short-term investments	2,922	5,590	3,081
Other investments	899	969	1,059

Total earning assets	77,692	79,467	75,066
Allowance for loan and lease losses	(834)	(848)	(893)
Cash and due from banks	409	617	621
Premises and equipment	862	885	930
Operating lease assets	294	305	309
Goodwill	979	979	979
Other intangible assets	117	127	159
Corporate-owned life insurance	3,425	3,408	3,352
Derivative assets	427	407	609
Accrued income and other assets	3,004	3,015	2,884
Discontinued assets	4,427	4,572	5,182

Total assets	$90,802	$92,934	$89,198

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$34,373	$33,952	$32,700
Savings deposits	2,513	2,472	2,546
Certificates of deposit ($100,000 or more)	2,849	2,631	2,998
Other time deposits	3,682	3,648	4,324

Total interest-bearing deposits	43,417	42,703	42,568
Noninterest-bearing deposits	23,244	26,001	21,564
Deposits in foreign office — interest-bearing	605	558	522

Total deposits	67,266	69,262	64,654
Federal funds purchased and securities sold under repurchase agreements	1,417	1,534	1,950
Bank notes and other short-term borrowings	464	343	378
Derivative liabilities	408	414	524
Accrued expense and other liabilities	1,297	1,557	1,352
Long-term debt	7,712	7,650	7,785
Discontinued liabilities	1,819	1,854	2,176

Total liabilities	80,383	82,614	78,819
Equity
Preferred stock, Series A	291	291	291
Common shares	1,017	1,017	1,017
Capital surplus	3,961	4,022	4,059
Retained earnings	7,793	7,606	7,065
Treasury stock, at cost	(2,335)	(2,281)	(1,930)
Accumulated other comprehensive income (loss)	(324)	(352)	(162)

Key shareholders’ equity	10,403	10,303	10,340
Noncontrolling interests	16	17	39

Total equity	10,419	10,320	10,379

Total liabilities and equity	$90,802	$92,934	$89,198

Common shares outstanding (000)	884,869	890,724	922,581

KeyCorp Reports First Quarter 2014 Profit
April 17, 2014

Consolidated Statements of Income

(dollars in millions, except per share amounts)

	Three months ended
	3-31-14	12-31-13	3-31-13
Interest income
Loans	$519	$532	$548
Loans held for sale	4	6	4
Securities available for sale	72	75	80
Held-to-maturity securities	22	22	18
Trading account assets	6	6	6
Short-term investments	1	2	2
Other investments	6	6	9

Total interest income	630	649	667
Interest expense
Deposits	32	34	45
Federal funds purchased and securities sold under repurchase agreements	1	—	1
Bank notes and other short-term borrowings	2	3	1
Long-term debt	32	29	37

Total interest expense	67	66	84

Net interest income	563	583	583
Provision (credit) for loan and lease losses	6	19	55

Net interest income (expense) after provision for loan and lease losses	557	564	528
Noninterest income
Trust and investment services income	98	98	95
Investment banking and debt placement fees	84	84	79
Service charges on deposit accounts	63	68	69
Operating lease income and other leasing gains	29	26	25
Corporate services income	42	40	45
Cards and payments income	38	40	37
Corporate-owned life insurance income	26	33	30
Consumer mortgage income	2	3	7
Mortgage servicing fees	15	22	8
Net gains (losses) from principal investing	24	20	8
Other income (a)	14	19	22

Total noninterest income	435	453	425
Noninterest expense
Personnel	388	398	391
Net occupancy	64	73	64
Computer processing	38	40	39
Business services and professional fees	41	42	35
Equipment	24	26	26
Operating lease expense	10	10	12
Marketing	5	18	6
FDIC assessment	6	7	8
Intangible asset amortization	10	10	12
Provision (credit) for losses on lending-related commitments	(2)	(3)	3
OREO expense, net	1	2	3
Other expense	77	89	82

Total noninterest expense	662	712	681

Income (loss) from continuing operations before income taxes	330	305	272
Income taxes	92	70	70

Income (loss) from continuing operations	238	235	202
Income (loss) from discontinued operations, net of taxes	4	(5)	3

Net income (loss)	242	230	205
Less: Net income (loss) attributable to noncontrolling interests	—	—	1

Net income (loss) attributable to Key	$242	$230	$204

Income (loss) from continuing operations attributable to Key common shareholders	$232	$229	$196
Net income (loss) attributable to Key common shareholders	236	224	199
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.26	$.26	$.21
Income (loss) from discontinued operations, net of taxes	—	(.01)	—
Net income (loss) attributable to Key common shareholders (b)	.27	.25	.22
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.26	$.26	$.21
Income (loss) from discontinued operations, net of taxes	—	(.01)	—
Net income (loss) attributable to Key common shareholders (b)	.26	.25	.21
Cash dividends declared per common share	$.055	$.055	$.05
Weighted-average common shares outstanding (000)	884,727	890,516	920,316
Weighted-average common shares and potential common shares outstanding (000) (c)	891,890	897,712	926,051

(a)	For the three months ended March 31, 2014, December 31, 2013, and March 31, 2013, net securities gains (losses) totaled less than $1 million, $1 million, and less than $1 million, respectively. For the three months ended March 31, 2014, December 31, 2013, and March 31, 2013, Key did not have any impairment losses related to securities.
(b)	Earnings per share may not foot due to rounding.
(c)	Assumes conversion of stock options and/or Preferred Series A shares, as applicable.

KeyCorp Reports First Quarter 2014 Profit
April 17, 2014

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations

(dollars in millions)

	First Quarter 2014			Fourth Quarter 2013			First Quarter 2013
	Average Balance	Interest (a)	Yield/Rate (a)	Average Balance	Interest (a)	Yield/Rate (a)	Average Balance	Interest (a)	Yield/Rate (a)
Assets
Loans: (b), (c)
Commercial, financial and agricultural (d)	$25,390	$206	3.29%	$24,218	$212	3.47%	$23,317	$218	3.78%
Real estate — commercial mortgage	7,807	74	3.84	7,678	78	4.01	7,616	79	4.24
Real estate — construction	1,091	12	4.55	1,075	11	4.21	1,034	11	4.27
Commercial lease financing	4,439	42	3.78	4,513	41	3.62	4,843	47	3.92

Total commercial loans	38,727	334	3.49	37,484	342	3.62	36,810	355	3.92
Real estate — residential mortgage	2,187	24	4.44	2,199	24	4.43	2,173	25	4.58
Home equity:
Key Community Bank	10,305	100	3.92	10,310	102	3.92	9,787	96	3.97
Other	325	6	7.77	343	7	7.72	413	8	7.70

Total home equity loans	10,630	106	4.04	10,653	109	4.04	10,200	104	4.12
Consumer other — Key Community Bank	1,438	25	7.06	1,446	26	7.18	1,343	25	7.58
Credit cards	701	20	11.28	701	20	11.17	704	22	12.61
Consumer other:
Marine	996	15	6.18	1,056	17	6.24	1,311	20	6.29
Other	67	1	7.55	69	1	8.03	85	2	7.98

Total consumer other	1,063	16	6.26	1,125	18	6.35	1,396	22	6.39

Total consumer loans	16,019	191	4.83	16,124	197	4.88	15,816	198	5.00

Total loans	54,746	525	3.88	53,608	539	3.98	52,626	553	4.26
Loans held for sale	446	4	3.34	688	6	3.65	469	4	3.27
Securities available for sale (b), (e)	12,346	72	2.33	12,464	74	2.40	12,065	81	2.74
Held-to-maturity securities (b)	4,767	22	1.84	4,775	22	1.85	3,816	18	1.94
Trading account assets	981	6	2.51	819	6	2.90	710	6	3.44
Short-term investments	2,486	1	.17	4,455	2	.18	2,999	2	.22
Other investments (e)	936	6	2.57	983	6	2.47	1,059	9	3.59

Total earning assets	76,708	636	3.32	77,792	655	3.37	73,744	673	3.67
Allowance for loan and lease losses	(842)			(859)			(896)
Accrued income and other assets	9,791			9,467			9,867
Discontinued assets	4,493			4,777			5,216

Total assets	$90,150			$91,177			$87,931

Liabilities
NOW and money market deposit accounts	$34,064	12	.14	$33,834	12	.15	$31,946	14	.18
Savings deposits	2,475	—	.03	2,483	—	.03	2,473	1	.05
Certificates of deposit ($100,000 or more) (f)	2,758	10	1.50	2,649	11	1.57	2,911	14	1.99
Other time deposits	3,679	10	1.07	3,736	11	1.16	4,451	16	1.42
Deposits in foreign office	660	—	.22	615	—	.21	454	—	.25

Total interest-bearing deposits	43,636	32	.30	43,317	34	.32	42,235	45	.43
Federal funds purchased and securities sold under repurchase agreements	1,469	1	.17	1,618	—	.15	1,913	1	.15
Bank notes and other short-term borrowings	587	2	1.63	438	3	1.96	387	1	1.75
Long-term debt (f), (g)	5,169	32	2.57	4,174	29	2.94	4,671	37	3.51

Total interest-bearing liabilities	50,861	67	.54	49,547	66	.53	49,206	84	.70

Noninterest-bearing deposits	22,658			25,077			21,400
Accrued expense and other liabilities	1,750			1,548			1,799
Discontinued liabilities (g)	4,493			4,717			5,213

Total liabilities	79,762			80,889			77,618
Equity
Key shareholders’ equity	10,371			10,272			10,279
Noncontrolling interests	17			16			34

Total equity	10,388			10,288			10,313

Total liabilities and equity	$90,150			$91,177			$87,931

Interest rate spread (TE)			2.78%			2.84%			2.97%

Net interest income (TE) and net interest margin (TE)		569	3.00%		589	3.01%		589	3.24%

TE adjustment (b)		6			6			6

Net interest income, GAAP basis		$563			$583			$583

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.
(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)	Commercial, financial and agricultural average balances include $94 million, $97 million, and $91 million of assets from commercial credit cards for the three months ended March 31, 2014, December 31, 2013, and March 31, 2013, respectively.
(e)	Yield is calculated on the basis of amortized cost.
(f)	Rate calculation excludes basis adjustments related to fair value hedges.
(g)	A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying our matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports First Quarter 2014 Profit
April 17, 2014

Noninterest Expense

(dollars in millions)

	Three months ended
	3-31-14	12-31-13	3-31-13
Personnel (a)	$388	$398	$391
Net occupancy	64	73	64
Computer processing	38	40	39
Business services and professional fees	41	42	35
Equipment	24	26	26
Operating lease expense	10	10	12
Marketing	5	18	6
FDIC assessment	6	7	8
Intangible asset amortization	10	10	12
Provision (credit) for losses on lending-related commitments	(2)	(3)	3
OREO expense, net	1	2	3
Other expense	77	89	82

Total noninterest expense	$662	$712	$681

Average full-time equivalent employees (b)	14,055	14,197	15,396

(a)	Additional detail provided in table below.
(b)	The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense

(in millions)

	Three months ended
	3-31-14	12-31-13	3-31-13
Salaries	$220	$226	$222
Technology contract labor, net	17	16	18
Incentive compensation	72	87	73
Employee benefits	63	56	59
Stock-based compensation	11	8	10
Severance	5	5	9

Total personnel expense	$388	$398	$391

KeyCorp Reports First Quarter 2014 Profit
April 17, 2014

Loan Composition

(dollars in millions)

				Percent change 3-31-14 vs.
	3-31-14	12-31-13	3-31-13	12-31-13	3-31-13
Commercial, financial and agricultural (a)	$26,224	$24,963	$23,412	5.1%	12.0%
Commercial real estate:
Commercial mortgage	7,877	7,720	7,544	2.0	4.4
Construction	1,007	1,093	1,057	(7.9)	(4.7)

Total commercial real estate loans	8,884	8,813	8,601	.8	3.3
Commercial lease financing (b)	4,396	4,551	4,796	(3.4)	(8.3)

Total commercial loans	39,504	38,327	36,809	3.1	7.3
Residential — prime loans:
Real estate — residential mortgage	2,183	2,187	2,176	(.2)	.3
Home equity:
Key Community Bank	10,281	10,340	9,809	(.6)	4.8
Other	315	334	401	(5.7)	(21.4)

Total home equity loans	10,596	10,674	10,210	(.7)	3.8

Total residential — prime loans	12,779	12,861	12,386	(.6)	3.2
Consumer other — Key Community Bank	1,436	1,449	1,353	(.9)	6.1
Credit cards	698	722	693	(3.3)	.7
Consumer other:
Marine	965	1,028	1,254	(6.1)	(23.0)
Other	63	70	79	(10.0)	(20.3)

Total consumer other	1,028	1,098	1,333	(6.4)	(22.9)

Total consumer loans	15,941	16,130	15,765	(1.2)	1.1

Total loans (c), (d)	$55,445	$54,457	$52,574	1.8%	5.5%

Loans Held for Sale Composition

(dollars in millions)

				Percent change 3-31-14 vs.
	3-31-14	12-31-13	3-31-13	12-31-13	3-31-13
Commercial, financial and agricultural	$44	$278	$180	(84.2)%	(75.6)%
Real estate — commercial mortgage	333	307	196	8.5	69.9
Commercial lease financing	8	9	9	(11.1)	(11.1)
Real estate — residential mortgage	16	17	49	(5.9)	(67.3)

Total loans held for sale	$401	$611	$434	(34.4)%	(7.6)%

Summary of Changes in Loans Held for Sale

(dollars in millions)

	1Q14	4Q13	3Q13	2Q13	1Q13
Balance at beginning of period	$611	$699	$402	$434	$599
New originations	645	1,669	1,467	1,241	1,075
Transfers from held to maturity, net	3	1	15	17	19
Loan sales	(596)	(1,750)	(1,181)	(1,292)	(1,257)
Loan draws (payments), net	(262)	(8)	(4)	—	—
Transfers to OREO / valuation adjustments	—	—	—	2	(2)

Balance at end of period	$401	$611	$699	$402	$434

(a)	March 31, 2014, December 31, 2013, and March 31, 2013, loan balances include $95 million, $94 million, and $93 million of commercial credit card balances, respectively.
(b)	March 31, 2014, and December 31, 2013, commercial lease financing includes receivables of $124 million and $58 million, respectively, held as collateral for a secured borrowing.
(c)	Excludes loans in the amount of $4.4 billion at March 31, 2014, $4.5 billion at December 31, 2013, and $5.1 billion at March 31, 2013, related to the discontinued operations of the education lending business.
(d)	March 31, 2014, total loans include purchased loans of $159 million, of which $16 million were purchased credit impaired. December 31, 2013, total loans include purchased loans of $166 million, of which $16 million were purchased credit impaired. March 31, 2013, total loans include purchased loans of $204 million, of which $22 million were purchased credit impaired.

N/M = Not Meaningful

KeyCorp Reports First Quarter 2014 Profit
April 17, 2014

Exit Loan Portfolio From Continuing Operations

(dollars in millions)

	Balance		Change	Net Loan		Balance on
	Outstanding		3-31-14 vs.	Charge-offs		Nonperforming Status
	3-31-14	12-31-13	12-31-13	1Q14(c)	4Q13(c)	3-31-14	12-31-13
Residential properties — homebuilder	$20	$20	—	$(1)	—	$7	$7
Marine and RV floor plan	23	24	$(1)	—	—	6	6
Commercial lease financing (a)	1,381	782	599	(2)	$(2)	3	—

Total commercial loans	1,424	826	598	(3)	(2)	16	13
Home equity — Other	315	334	(19)	2	3	11	16
Marine	965	1,028	(63)	4	5	15	26
RV and other consumer	63	70	(7)	1	1	1	1

Total consumer loans	1,343	1,432	(89)	7	9	27	43

Total exit loans in loan portfolio	$2,767	$2,258	$509	$4	$7	$43	$56

Discontinued operations — education lending business (not included in exit loans above) (b)	$4,354	$4,497	$(143)	$9	$9	$20	$25

(a)	Includes (1) the business aviation, commercial vehicle, office products, construction and industrial leases; (2) Canadian lease financing portfolios; (3) European lease financing portfolios; and (4) all remaining balances related to lease in, lease out; sale in, lease out; service contract leases; and qualified technological equipment leases.
(b)	Includes loans in Key’s consolidated education loan securitization trusts.
(c)	Credit amounts indicate recoveries exceeded charge-offs.

Asset Quality Statistics From Continuing Operations

(dollars in millions)

	1Q14	4Q13	3Q13	2Q13	1Q13
Net loan charge-offs	$20	$37	$37	$45	$49
Net loan charge-offs to average total loans	.15%	.27%	.28%	.34%	.38%
Allowance for loan and lease losses	$834	$848	$868	$876	$893
Allowance for credit losses (a)	869	885	908	913	925
Allowance for loan and lease losses to period-end loans	1.50%	1.56%	1.62%	1.65%	1.70%
Allowance for credit losses to period-end loans	1.57	1.63	1.69	1.72	1.76
Allowance for loan and lease losses to nonperforming loans	185.7	166.9	160.4	134.4	137.4
Allowance for credit losses to nonperforming loans	193.5	174.2	167.8	140.0	142.3
Nonperforming loans at period end (b)	$449	$508	$541	$652	$650
Nonperforming assets at period end	469	531	579	693	705
Nonperforming loans to period-end portfolio loans	.81%	.93%	1.01%	1.23%	1.24%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.85	.97	1.08	1.30	1.34

(a)	Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related commitments.
(b)	March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013, and March 31, 2013, loan balances exclude $16 million, $16 million, $18 million, $19 million, and $22 million of purchased credit impaired loans, respectively.

KeyCorp Reports First Quarter 2014 Profit
April 17, 2014

Summary of Loan and Lease Loss Experience From Continuing Operations

(dollars in millions)

	Three months ended
	3-31-14	12-31-13	3-31-13
Average loans outstanding	$54,746	$53,608	$52,626

Allowance for loan and lease losses at beginning of period	$848	$868	$888
Loans charged off:
Commercial, financial and agricultural	12	18	14
Real estate — commercial mortgage	2	2	13
Real estate — construction	2	1	1

Total commercial real estate loans	4	3	14
Commercial lease financing	3	2	6

Total commercial loans	19	23	34
Real estate — residential mortgage	3	7	6
Home equity:
Key Community Bank	10	12	18
Other	3	4	6

Total home equity loans	13	16	24
Consumer other — Key Community Bank	8	7	9
Credit cards	6	5	8
Consumer other:
Marine	7	7	8
Other	1	1	1

Total consumer other	8	8	9

Total consumer loans	38	43	56

Total loans charged off	57	66	90
Recoveries:
Commercial, financial and agricultural	10	9	12
Real estate — commercial mortgage	1	7	5
Real estate — construction	14	—	8

Total commercial real estate loans	15	7	13
Commercial lease financing	2	5	4

Total commercial loans	27	21	29
Real estate — residential mortgage	1	1	—
Home equity:
Key Community Bank	3	2	2
Other	1	1	2

Total home equity loans	4	3	4
Consumer other — Key Community Bank	2	2	2
Credit cards	—	—	—
Consumer other:
Marine	3	2	5
Other	—	—	1

Total consumer other	3	2	6

Total consumer loans	10	8	12

Total recoveries	37	29	41

Net loan charge-offs	(20)	(37)	(49)
Provision (credit) for loan and lease losses	6	19	55
Foreign currency translation adjustment	—	(2)	(1)

Allowance for loan and lease losses at end of period	$834	$848	$893

Liability for credit losses on lending-related commitments at beginning of period	$37	$40	$29
Provision (credit) for losses on lending-related commitments	(2)	(3)	3

Liability for credit losses on lending-related commitments at end of period (a)	$35	$37	$32

Total allowance for credit losses at end of period	$869	$885	$925

Net loan charge-offs to average total loans	.15%	.27%	.38%
Allowance for loan and lease losses to period-end loans	1.50	1.56	1.70
Allowance for credit losses to period-end loans	1.57	1.63	1.76
Allowance for loan and lease losses to nonperforming loans	185.7	166.9	137.4
Allowance for credit losses to nonperforming loans	193.5	174.2	142.3
Discontinued operations — education lending business:
Loans charged off	$13	$13	$16
Recoveries	4	4	4

Net loan charge-offs	$(9)	$(9)	$(12)

(a)	Included in “accrued expense and other liabilities” on the balance sheet.

KeyCorp Reports First Quarter 2014 Profit
April 17, 2014

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations

(dollars in millions)

	3-31-14	12-31-13	9-30-13	6-30-13	3-31-13
Commercial, financial and agricultural	$60	$77	$102	$146	$142
Real estate — commercial mortgage	37	37	58	106	114
Real estate — construction	11	14	17	26	27

Total commercial real estate loans	48	51	75	132	141
Commercial lease financing	18	19	22	14	12

Total commercial loans	126	147	199	292	295
Real estate — residential mortgage	105	107	98	94	96
Home equity:
Key Community Bank	188	205	198	205	199
Other	11	15	13	16	18

Total home equity loans	199	220	211	221	217
Consumer other — Key Community Bank	2	3	2	3	3
Credit cards	1	4	4	11	13
Consumer other:
Marine	15	26	25	30	25
Other	1	1	2	1	1

Total consumer other	16	27	27	31	26

Total consumer loans	323	361	342	360	355

Total nonperforming loans (a)	449	508	541	652	650
Nonperforming loans held for sale	1	1	13	14	23
OREO	12	15	15	18	21
Other nonperforming assets	7	7	10	9	11

Total nonperforming assets	$469	$531	$579	$693	$705

Accruing loans past due 90 days or more	$89	$71	$90	$80	$83
Accruing loans past due 30 through 89 days	267	318	288	251	368
Restructured loans — accruing and nonaccruing (b)	294	338	349	311	294
Restructured loans included in nonperforming loans (b)	178	214	228	195	178
Nonperforming assets from discontinued operations — education lending business	20	25	23	19	15
Nonperforming loans to period-end portfolio loans	.81%	.93%	1.01%	1.23%	1.24%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.85	.97	1.08	1.30	1.34

(a)	March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013, and March 31, 2013, loan balances exclude $16 million, $16 million, $18 million, $19 million, and $22 million of purchased credit impaired loans, respectively.
(b)	Restructured loans (i.e., troubled debt restructurings) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

KeyCorp Reports First Quarter 2014 Profit
April 17, 2014

Summary of Changes in Nonperforming Loans From Continuing Operations

(in millions)

	1Q14	4Q13	3Q13	2Q13	1Q13
Balance at beginning of period	$508	$541	$652	$650	$674
Loans placed on nonaccrual status	98	129	161	160	278
Charge-offs	(57)	(66)	(78)	(74)	(91)
Loans sold	(3)	(19)	(61)	(5)	(42)
Payments	(21)	(46)	(43)	(36)	(83)
Transfers to OREO	(3)	(5)	(2)	(7)	(7)
Loans returned to accrual status	(73)	(26)	(88)	(36)	(79)

Balance at end of period (a)	$449	$508	$541	$652	$650

(a)	March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013, and March 31, 2013, loan balances exclude $16 million, $16 million, $18 million, $19 million, and $22 million of purchased credit impaired loans, respectively.

Summary of Changes in Nonperforming Loans Held For Sale From Continuing Operations

(in millions)

	1Q14	4Q13	3Q13	2Q13	1Q13
Balance at beginning of period	$1	$13	$14	$23	$25
Net advances / (payments)	—	(1)	(1)	(1)	—
Loans sold	—	(11)	—	(8)	—
Valuation adjustments	—	—	—	—	(2)

Balance at end of period	$1	$1	$13	$14	$23

Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations

(in millions)

	1Q14	4Q13	3Q13	2Q13	1Q13
Balance at beginning of period	$15	$15	$18	$21	$22
Properties acquired — nonperforming loans	3	5	2	7	7
Valuation adjustments	(1)	—	(1)	(2)	(3)
Properties sold	(5)	(5)	(4)	(8)	(5)

Balance at end of period	$12	$15	$15	$18	$21

KeyCorp Reports First Quarter 2014 Profit
April 17, 2014

Line of Business Results

(dollars in millions)

						Percent change 1Q14 vs.
	1Q14	4Q13	3Q13	2Q13	1Q13	4Q13	1Q13
Key Community Bank
Summary of operations
Total revenue (TE)	$541	$561	$579	$582	$575	(3.6)%	(5.9)%
Provision (credit) for loan and lease losses	9	32	24	41	59	(71.9)	(84.7)
Noninterest expense	432	460	446	458	441	(6.1)	(2.0)
Net income (loss) attributable to Key	63	43	69	52	47	46.5	34.0
Average loans and leases	29,793	29,596	29,495	29,161	28,977	.7	2.8
Average deposits	49,824	50,409	49,652	49,473	49,349	(1.2)	1.0
Net loan charge-offs	28	31	27	42	47	(9.7)	(40.4)
Net loan charge-offs to average total loans	.38%	.42%	.36%	.58%	.66%	N/A	N/A
Nonperforming assets at period end	$357	$396	$383	$476	$481	(9.8)	(25.8)
Return on average allocated equity	9.20%	5.97%	9.38%	7.10%	6.51%	N/A	N/A
Average full-time equivalent employees	7,656	7,805	7,990	8,316	8,709	(1.9)	(12.1)
Key Corporate Bank
Summary of operations
Total revenue (TE)	$391	$411	$383	$379	$383	(4.9)%	2.1%
Provision (credit) for loan and lease losses	(1)	(10)	12	(7)	2	N/M	N/M
Noninterest expense	199	216	208	194	203	(7.9)	(2.0)
Net income (loss) attributable to Key	122	133	106	121	113	(8.3)	8.0
Average loans and leases	21,445	20,336	19,949	19,536	19,466	5.5	10.2
Average loans held for sale	429	668	422	466	409	(35.8)	4.9
Average deposits	15,800	17,370	16,123	15,606	13,966	(9.0)	13.1
Net loan charge-offs	(14)	2	6	(4)	(1)	N/M	N/M
Net loan charge-offs to average total loans	(.26)%	.04%	.12%	(.08)%	(.02)%	N/A	N/A
Nonperforming assets at period end	$53	$55	$111	$125	$126	(3.6)	(57.9)
Return on average allocated equity	33.52%	33.61%	26.42%	30.58%	29.06%	N/A	N/A
Average full-time equivalent employees	1,926	1,901	1,951	1,886	1,861	1.3	3.5

TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful